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                                                                Exhibit 10.17

                    MARKETING SERVICES COMPENSATION AGREEMENT


         This Marketing Services Compensation Agreement (the "Agreement") is dated as of October 1, 2002 by and between Scores Holding Company Inc., a Utah Corporation with offices at 150 East 58th Street, New York, New York 10002 ("SCOH") and 3rd Millennium Management LLC, a limited liability corporation with offices at 30 Two Bridge Road, Fairfield, New Jersey 07004 ("3MM").

         Whereas, 3MM provided SCOH with marketing services during the period January 1, 2002 through December 31, 2002; and

         Whereas, 3MM received 60,000 shares of SCOH's restricted common stock in June 2002 constituting the share consideration payable to 3MM for the period January 1, 2002 through February 28, 2002; and


         Whereas 3MM is owed additional share compensation and warrant compensation for the services rendered as provided herein.

         Now, Therefore, in consideration for the mutual promises, covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1.       Additional Compensation Due 3MM

The parties agree that for the services rendered by 3MM, that 3MM is entitled to receive an additional 50,000 shares of SCOH's restricted common stock and to receive 299,997 SCOH common stock purchase warrants, each exercisable for the purchase of one share of SCOH common stock, at an exercise price of $.75 per share, during the five year period commencing October 1, 2002.

         2.       Mutual Release

The parties hereby release and discharge each other, each other's servants, agents, principals, affiliates, employees, attorneys, subsidiaries, parents, heirs, executors, administrators, successors and assigns from all actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, any and all claims and demands whatsoever, in law, admiralty or equity, which against the other, either party, or either party's servants, agents, affiliates, subsidiaries, parents, partners, heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to date of this mutual release and Marketing Services Compensation Agreement.

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         3.       Entire Agreement

This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings and agreements, both oral and written, between the parties hereto with respect to the subject matter hereof.

         4.       Miscellaneous

                    4.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. In the event it becomes necessary to commence an action or proceeding to enforce the terms of this Agreement, all of said actions shall be heard exclusively within the state or federal courts in New York.

                    4.2 Counterparts, Facsimile Signature. This agreement may be executed in one or more counterparts, by either original signature or signature transmitted by facsimile transmission and each copy so executed shall be deemed to be an original and all copies so executed shall constitute one and the same agreement.

                    4.3 Further Documents, etc. Each party hereby agrees to promptly execute and deliver any reasonable document which may be further required to carry out the terms and intentions of this Agreement.

                    4.4 Non Waiver, etc. Any waiver by either party shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of either party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive it of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                              Scores Holding Company, Inc.

                              By: /s/ Richard Goldring
                                -----------------------------------
                              Name: Richard Goldring
                              Title: President

                              Third Millennium Management LLC.

                              By: /s/ Richard Schineller
                              -------------------------------------
                              Name: Richard Schineller
                              Title: President


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